UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2012

CAMDEN PROPERTY TRUST

(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Three Greenway Plaza, Suite 1300, Houston, Texas 77046

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 230.425CFR)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 -12240.14a CFR)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 -2(b)240.14d CFR)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 -4(c)240.13e CFR)

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to the underwriting agreement (the “Underwriting Agreement”), dated January 11, 2012, between Camden Property Trust (the “Company”) and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and UBS Securities LLC, as underwriters (collectively, the “Underwriters”), the Company agreed to issue and sell to the Underwriters 5,750,000 common shares of the Company, par value of $0.01 per share (the “Common Shares”), and an option to purchase up to an additional 862,500 Common Shares.

The Company intends to use the net proceeds to fund the acquisition of the 80% interest not currently owned by it in 12 related joint ventures and the repayment of the mortgage debt secured by properties owned by these joint ventures.

The Underwriters and their affiliates have provided, from time to time, and may continue to provide, investment banking, financial and other services to the Company, for which the Company has paid, and intends to pay, customary fees.

The description herein of the Underwriting Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Underwriting Agreement filed as Exhibit 1.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Title

1.1	Form of Underwriting Agreement, dated January 11, 2012, between Camden Property Trust and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and UBS Securities LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2012	CAMDEN PROPERTY TRUST

	By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Vice President - Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Title

1.1	Form of Underwriting Agreement, dated January 11, 2012, between Camden Property Trust and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and UBS Securities LLC